Unigraphics Solutions Inc.
                    13736 Riverport Drive
              Maryland Heights, Missouri  63043


                        March 2, 1998


Intergraph Corporation
Huntsville, Alabama  35894-0001

Gentlemen:

Reference is made to the Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement") by and among Intergraph Corporation ("Intergraph"), the other Selling Entities identified therein, Unigraphics Solutions Inc. ("Unigraphics") and the other Acquiring Entities identified therein. In connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, Unigraphics agrees that, during the period commencing on the date hereof and ending on the later of (i) March 2, 2000 or (ii) the end of the term of the Lease Agreement (as defined in the Purchase Agreement), neither it nor any of its subsidiaries will, directly or indirectly, solicit to employ any of Intergraph's Huntsville, Alabama or Paris, France Development Center based software development personnel or development managers who are a part of Intergraph's Jupiter technology development effort (i.e., the Solid Edge Common Code, as such term is defined in the Asset Purchase Agreement) or the extended Solid Edge Common Code capability development effort, without the prior written consent of Intergraph.

                              Yours very truly,

                              UNIGRAPHICS SOLUTIONS INC.


                              By:/s/ H. Timothy Hatfield
                                 -----------------------
                              Name:  H. Timothy Hatfield
                              Title:  Vice President